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                                                                   Exhibit 10.67


                                MERGER AGREEMENT
                                ----------------

                           dated as of April 19, 2002

                                  by and among

                          JDSU ACQUISITION FOUR, INC.,

                             a Delaware corporation,

                            JDS UNIPHASE CORPORATION,

                             a Delaware corporation,

                             SCION PHOTONICS, INC.,

                             a Delaware corporation,

                                       AND

                          Certain shareholders thereof

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                                MERGER AGREEMENT

         THIS MERGER AGREEMENT (the "Agreement") is made as of April 19, 2002, by and among JDSU Acquisition Four, Inc., a Delaware corporation ("Merger Subsidiary"), JDS Uniphase Corporation, a Delaware corporation ("Purchaser"), Scion Photonics, Inc., a Delaware corporation (the "Company"), Read-Rite Corporation, a Delaware corporation ("Read-Rite"), and each of the corporate and partnership investors executing this Agreement (each, an "Investor", and, collectively, the "Investors").

                                    RECITALS

         A. The Company is in the business of developing, manufacturing and selling, among other things, planar optical components (the "Business").

         B. Purchaser and the Company desire to merge (the "Merger") Merger Subsidiary with and into the Company with the Company being the surviving corporation (the "Surviving Corporation") of the Merger.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE 1
                                     MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as hereinafter defined), Merger Subsidiary will be merged with and into the Company, with the Company being the Surviving Corporation of the Merger and becoming a wholly-owned subsidiary of Purchaser and the separate corporate existence of Merger Subsidiary shall cease.

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger and the other transactions contemplated hereby (the "Closing") shall take place after the satisfaction or waiver of all conditions to the Merger set forth in this Agreement, but, in any event, no later than two (2) business days after such satisfaction or waiver (unless otherwise agreed to in writing by the parties), at the offices of the Company's counsel, Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, or such other place and time as the parties may otherwise agree, and the date of the Closing is referred to herein as the "Closing Date."

         1.3 Filing of Merger Certificate; Effective Time. At the Closing, the parties shall cause the Merger to be consummated by filing a duly executed Certificate of Merger (the "Merger Certificate") with respect to the Merger with the Secretary of State of the State of Delaware, in such form as Purchaser reasonably determines is required by and in accordance with the relevant provisions of the DGCL. The time upon which such filing becomes effective in accordance with the DGCL is referred to herein as the "Effective Time."


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         1.4    Effect of Merger.  At the  Effective  Time,  the effect of the
Merger shall be as provided in the DGCL. Without limiting the generality of the foregoing, at the Effective Time:

                (a) All property, rights, privileges, policies and franchises of the Company and the Merger Subsidiary shall vest in the Surviving Corporation and all debts, liabilities and duties of the Merger Subsidiary and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

                (b) The Certificate of Incorporation and the Bylaws of the Company, as in effect immediately prior to the Closing Date, shall remain the Certificate of Incorporation and Bylaws of the Surviving Corporation, unless and until amended in accordance with their terms and as provided by law.

                (c) The directors of the Merger Subsidiary shall become the directors of the Surviving Corporation, each to hold a directorship in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until his successor is duly elected and qualified, and the officers of the Merger Subsidiary shall be the respective officers of the Surviving Corporation.

         1.5 Tax and Accounting Treatment. The parties hereto acknowledge and agree that the Merger contemplated hereby shall be treated for accounting purposes as a purchase transaction. For Federal income tax purposes, the Merger is intended to constitute a taxable purchase transaction.


                                   ARTICLE 2
                               CONVERSION OF STOCK

         2.1    Consideration; Conversion of Stock.

                2.1.1 The aggregate consideration payable by Purchaser in connection with the merger (the "Consideration") shall consist of $43,920,400.50 in cash, or, with respect to shares of the Company's Class A Common Stock, in cash or forgiveness of indebtedness owed to the Company. The Consideration shall be allocated among the holders of the Company's capital stock in accordance with
Section 2.1.3 below.

                2.1.2 At the Effective Time, by virtue of the Merger, and without further action by any person or entity, all shares of the Company's (a) Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"),
(b) Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred"), (c) Class A Common Stock, par value $0.001 per share (the "Class A Common"), and (d) Class B Common Stock, par value $0.001 per share (the "Class B Common"), in each case issued and outstanding immediately prior to the Effective Time, shall automatically be converted into and become the right to receive the portion of the Consideration, if any, allocated to such shares in accordance with Section Error! Reference source not found. hereof. All shares of the Company's Class C Common Stock, par value $0.001 per share ("Class C Common"), and all shares of the Company's Series A-1 Preferred Stock, par value $0.001 per share ("Series A-1 Preferred"), in each case held by the Company as treasury stock, if any, at the Effective Time shall be canceled and no payment shall be made with respect thereto. Each issued and outstanding share of capital stock of Merger Subsidiary shall, at the Effective Time, be


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automatically converted into one share of Class A Common. Each share of
Company Stock that is owned by Purchaser, Merger Subsidiary or any other wholly-owned subsidiary of Purchaser, including the 20,000,000 shares of Series B Preferred held by Purchaser, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. For the purposes hereof, the term "Common Stock" shall mean all issued and outstanding shares of Class A Common and Class B Common, immediately prior to the Effective Time; and the term "Company Stock" shall mean, collectively, the Common Stock and the shares of Series A Preferred and Series B Preferred issued and outstanding immediately prior to the Effective Time.

                2.1.3 Subject to Section 2.2, the Consideration shall be payable at the Closing to each of the holders of Company Stock (the "Shareholders"), other than Dissenting Holders (as defined below), in the amounts, if any, allocated to such Shareholders pursuant to Schedule 2.1.3 attached hereto. The
                                           --------------
Consideration shall be payable to each Shareholder in cash (by wire transfer of immediately available funds) or by the cancellation of indebtedness, in each case as set forth on Schedule 2.1.3.
                     --------------

                2.1.4 The per share allocation of Consideration pursuant to
Section 2.1.3 shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Company Stock occurring after the date hereof and prior to the Effective Time.

                2.1.5 At the Effective Time, the warrant to purchase shares of Series B Preferred issued by the Company to Read-Rite on March 12, 2002, shall be canceled in exchange for the consideration set forth on Schedule 2.1.3 attached hereto.

         2.2    Payment of Consideration.  On the Closing Date:

                2.2.1 The Company shall cause each Shareholder (other than Dissenting Holders) to deliver to Purchaser original certificates representing all of the shares of Company Stock held by such Shareholder, which certificates shall be duly endorsed to Purchaser or in blank, pursuant to stock powers in form acceptable to Purchaser.

                2.2.2 Subject to Sections 2.2.3 and the performance by the Company of its obligations pursuant to Section 2.2.1, Purchaser shall deliver the Consideration allocated to the Shareholders in accordance with Section 2.1.3.

                2.2.3 Notwithstanding Section 2.2.2, at the Closing, Purchaser shall retain from the portion of the Consideration payable to Read-Rite an amount equal to $2,000,000 (the "Retained Consideration"), to be held and disbursed in accordance with Section 8.7 below.

         2.3 Stock Options. Purchaser shall not assume any Employee Options (as hereinafter defined) at the Closing. Instead, the Company shall cause all Employee Options outstanding immediately prior to the Effective Time to be accelerated and terminated, such that as of the Effective Time, all Employee Options shall be terminated and of no further force or effect.

         2.4 Dissenters' Rights. Notwithstanding anything to the contrary set forth in Section 2.1 or 2.2 hereof, at the Effective Time, no Shareholder who properly and timely exercises its


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rights pursuant to applicable law to dissent from the Merger and the other transactions contemplated hereby (each such Shareholder, a "Dissenting Holder"), shall receive any portion of the Consideration. Instead each Dissenting Shareholder shall have all rights available under the DGCL.


                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF The Company

         The Company hereby represents and warrants to Purchaser and Merger Subsidiary that the following facts and circumstances are true and correct, as of the date of this Agreement, subject to the limitations and exceptions set forth, by reference to the applicable section of this Article 3, on Schedule 3 attached hereto (the "Company Disclosure Schedule"). Whenever the term "to the Company's knowledge" or similar expression appears in any representation or warranty in this Article 3, it means to the actual knowledge of the Company's directors, officers and the person listed on Section 3.0 of the Company Disclosure Schedule. Whenever the term "the Company has received no notice" or like expression appears in any representation or warranty in this Article 3, it means that none of the foregoing persons has received actual oral or written notice of the matter to which such term is applied, after having made reasonable inquiry as to whether notice has been received.

         3.1 Organization. The Company: (i) is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby to which it is a party; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of the Company. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Company has no Subsidiaries (as hereinafter defined) and holds no right, title or interest in or to any other corporation, company, partnership, trust, limited liability company or other entity.

         3.2 Authority and Consents. The execution and performance of this Agreement and the other documents to be executed by the Company pursuant to the terms hereof will not result in a violation of the Company's Certificate of Incorporation or Bylaws. The Company has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by the Company pursuant to the terms hereof and, subject to the receipt of consent of the Shareholders pursuant to Section 6.2 below, to carry out the transactions contemplated by this Agreement and such other documents. This Agreement and the other documents to be executed by the Company pursuant to the terms hereof and their execution and delivery to Merger Subsidiary and Purchaser have been duly authorized by the Board of Directors of the Company, and no further corporate action prior to the Closing shall be necessary on the part of the Company (other than obtaining the consent of the Shareholders pursuant to Section 6.2 below) to effect the Merger or to make this Agreement and the other documents to be executed by the Company pursuant to the terms hereof and the transactions contemplated by this Agreement and such other documents valid and binding upon the Company. Upon the filing of the Merger Certificate with the Secretary of State for the State of Delaware, the Merger shall be


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immediately and automatically effective without further action by any person or entity. This Agreement and the other documents to be executed by the Company pursuant to the terms hereof do and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and
(ii) to general principles of equity.

         The Company has delivered to Purchaser true, complete and correct copies of (i) its Certificate of Incorporation, as amended to date (ii) its Bylaws, as amended to date, and (iii) its stock ledger, in each case, certified by the Company's corporate Secretary. The Certificate of Incorporation and Bylaws of the Company are in full force and effect and the Company is in full compliance with the provisions thereof.

         3.3    Capitalization and Title to Shares.

                3.3.1 The authorized capital stock of the Company consists of
(a) 548,449,308 shares of Common Stock, $0.001 par value per share, 418,449,308 of which have been designated Class A Common, 28,408,000 of which are issued and outstanding, 65,000,000 of which have been designated Class B Common, all of which are issued and outstanding, and 65,000,000 of which have been designated Class C Common, none of which are issued and outstanding; and (b) 276,250,000 shares of Preferred Stock, $0.001 par value per share, 25,000,000 of which have been designated Series A Preferred, 25,000,000 of which are issued and outstanding, 6,250,000 of which have been designated Series A-1 Preferred, none of which are issued and outstanding, and 245,000,000 of which have been designated Series B Preferred, 124,169,913 of which are issued and outstanding. All of such shares are owned of record by the Shareholders in the amounts set forth on Section Error! Reference source not found. of the Company Disclosure Schedule. No other class of capital stock of the Company is authorized or outstanding. The Shareholders are the sole shareholders of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, were validly issued and are fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares of the Company have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

                3.3.2 Neither the Company nor any Subsidiary has any outstanding rights, subscriptions, warrants, convertible debt instruments, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Company or any Subsidiary any shares of the capital stock or any other security of the Company or any Subsidiary, and or any outstanding securities of any kind convertible into or exchangeable for such securities, other than options ("Employee Options") to purchase shares of Class A Common, issued pursuant to the Company's 2000 Stock Option Plan (the "Stock Option Plan"), a copy of which has been previously provided to Purchaser. A list of all holders of Current Employee Options, including the applicable number of shares of Class A Common subject to each option and the exercise price and vesting schedule with respect to each such option, is included on Section 3.3.2 of the Company Disclosure Schedule. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of the


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Company to which the Company or, to the Company's knowledge, any
Shareholder is a party. The Company does not own beneficially any shares of capital stock of Purchaser.

         3.4 Assets. Section 3.4 of the Company Disclosure Schedule lists all of the Company's material tangible Assets (the "Assets"). The Company has good and marketable title to, or a valid leasehold interest in, the Assets, all of which are free and clear of all liens, charges, security interests, encumbrances, security interests and rights and interests of others (collectively, "Liens"). The Assets are in good working order and in a state of reasonable maintenance and repair. The Assets include all tangible assets necessary to permit the conduct of the business of the Company in the same manner and to the same extent as it is conducted on, and has been conducted prior to, the date of this Agreement.

         3.5 Properties. The Company does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property. Section 3.5 of the Company Disclosure Schedule lists all properties the Company currently occupies (the "Properties"). The Company has a valid, binding and enforceable leasehold estate and interest, free and clear of all Liens (other than the terms of the applicable lease) to the Properties. The Business as conducted on the Closing does not violate any covenant or restriction affecting the Properties. The Properties include all properties necessary to permit the conduct of the business of the Company in the same manner and to the same extent as it is conducted on, and has been conducted prior to, the date of this Agreement.

         3.6 No Required Consents and Approvals. Except for the filing of the Merger Documents and the consent of the Shareholders pursuant to Section 6.2, no consent, approval or authorization of, or declaration, filing, notice or registration with, any governmental agency, regulatory authority or other Person is required in connection with the execution, delivery and performance of this Agreement or any of the other documents contemplated hereby or the consummation of the transactions contemplated herein and therein.

         3.7 Accounts Receivable. All accounts receivable reflected on the Current Balance Sheet (as hereinafter defined) and all accounts receivable arising subsequent thereto through the date of this Agreement, have arisen in the ordinary course of business of the Company, represent valid and enforceable obligations due to the Company, have been and are subject to no set-off, counterclaim or future performance obligation on the part of the Company.

         3.8 Inventory. The inventory of the Company is and at the Effective Time will be in good and merchantable condition and saleable or useable in the manufacture of saleable finished goods in the ordinary course of business, subject to any reserves therefor included on the Current Balance Sheet.

         3.9 Contracts and Other Agreements. Section 3.9 of the Company Disclosure Schedule sets forth a list of the following contracts and other agreements to which the Company is a party or by or to which the Company or the Company's assets or properties are bound or subject:

                (a) any agreement or series of related agreements requiring aggregate payments after the date hereof by or to the Company of more than $20,000;

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                (b) any agreement not terminable (without penalty) at any time upon ninety (90) days' prior notice;

                (c) any agreement with any labor union or association representing any employee of the Company;

                (d) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contains an escalation, renegotiation or redetermination clause or that obligates the Company to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier; or which obligates the Company to supply all or substantially all of a customer's requirements;

                (e) any agreement for the distribution of the Company's products, including but not limited to any agreement appointing any Person as a sales representative for the Company's products or services;

                (f) any agreement (i) for sale of any of the assets or properties of the Company, other than sales of inventory in the ordinary course of business, or (ii) for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

                (g) any partnership, joint venture or similar agreement;

                (h) any agreement of surety, guarantee or indemnification;

                (i) any agreement containing covenants of the Company not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with the Company or in any line of business of the Company;

                (j) any license relating to Intellectual Property (as hereinafter defined) and any other agreement granting or restricting the right of the Company to use any Intellectual Property (other than licenses for off-the- shelf software and other customary enterprise and systems software licenses used in the Company's information technology systems);

                (k) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                (l) any agreement obligating the Company to deliver services or product enhancements or containing a "most favored nation" pricing clause;

                (m) any agreement relating to the acquisition by the Company of any operating business or the capital stock of any other person;

                (n) any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commission or fees to employees in the ordinary course of business);


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                (o) any agreement or note relating to or evidencing outstanding indebtedness for borrowed money;

                (p) any lease, sublease or other agreement under which the Company is lessor or lessee of any real property or equipment or other tangible property with respect to obligations remaining after the date hereof in excess of $20,000; and

                (q) any other agreement material to the Company, whether or not made in the ordinary course of business.

                True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on Section 3.9 of the Company Disclosure Schedule have been furnished to Purchaser. Each of such contracts is valid, subsisting, in full force and effect, binding upon the Company, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company is not in material breach under any of them, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in material breach thereunder, nor does any condition exist that with notice or lapse of time or both, would constitute a material breach thereunder.

         3.10   Compliance with Laws.

                3.10.1 The Company has all licenses, permits, authorizations, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body required for the conduct of the business of the Company as the same is currently conducted (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any Permit. True and complete copies of all Permits have been delivered to Purchaser.

                3.10.2 The Company is not in violation of any applicable law, rule, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, the violation of which would or could reasonably be expected to have a material adverse effect on the business, operations or finances of the Company. The Company has not received notice of, and there has not been any citation, fine or penalty imposed against the Company for, any such violation or alleged violation.

         3.11 Bank Accounts and Powers of Attorney. Section 3.11 of the Company Disclosure Schedule identifies all bank and brokerage accounts of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company and a summary of the terms thereof.

         3.12 Agreement Will Not Cause Breach or Violation. Neither the execution nor delivery by the Company of this Agreement or the other documents contemplated hereby, nor performance by the Company of the terms and provisions of this Agreement or such other documents, nor the change in control of the Company effected at the Closing will (a) conflict with or result in a breach or violation of (i) any of the terms, conditions or provisions of (w) the Company's Certificate of Incorporation or Bylaws, (x) any Permit, (y) any material statute, law,


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regulation, ordinance or rule or any governmental authority having jurisdiction over the Company or its assets, or (z) any judgment, order, injunction, decree or ruling of any court, tribunal, administrative body or arbitration having jurisdiction over the Company or its assets, or (ii) any agreement, contract, or commitment to which the Company is a party or by which it or its assets are bound, or (b) give any Person the right to terminate or modify any material agreement or contract to which the Company is a party or by which it or its assets are bound, or accelerate any obligation or indebtedness of the Company thereunder.

         3.13 Financial Statements. The Company has delivered to Purchaser the unaudited balance sheets of the Company as at March 31, 2002 (the "Current Balance Sheet"), together with unaudited statements of income and cash flows for the year and quarter ended March 31, 2002 (all such balance sheets and financial statements, collectively, the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied in accordance with past practices of the Business, except for footnotes and any year-end adjustments that will not be material in amount, and are true, complete and accurate in all material respects and present fairly the financial position and results of operations of the Company as at such dates and for the periods the ended. All reserves (including, without limitation, all inventory-related reserves) set forth on the balance sheets included in the Financial Statements are or were, as applicable, reasonable, appropriate and adequate for the purposes for which they were established.

         3.14 No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature except (a) liabilities which are fully reflected or reserved against on the Current Balance Sheet, (b) liabilities incurred in the ordinary course of operation of the Business since the date of the Current Balance Sheet, which, in the aggregate are not material, and (c) liabilities or obligations accruing prior to the date of the Current Balance Sheet which, pursuant to GAAP consistently applied in accordance with past practices of the Business, are not required to be set forth in the Current Balance Sheet.

         3.15 Transactions with Management and Affiliates. Neither Read-Rite, nor any officer, director or employee of the Company has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less than 1% of a class of securities of a publicly traded company) any interest in (a) any agreements, contracts, property or assets of the Company (except as an employee, optionholder or shareholder) or (b) to the Company's knowledge, any current competitor, customer or supplier of the Company or (c) to the Company's knowledge, any person which is currently a party to any contract with the Company involving any amount in excess of $20,000.

         3.16 Absence of Certain Changes. Except as set forth on Schedule 3.17 of the Company Disclosure Schedule, since the date of the Current Balance Sheet, there have been no material adverse changes in the condition, financial or otherwise, of any of the Assets or any of the liabilities, business or operations of the Company or the Business. Without limiting the foregoing, since such date:

                (a) the Company has not altered the nature of the Business as carried on or made any material change in the products and services it supplies;


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                (b) the Company has not borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability, except trade payables incurred in the ordinary course of business and consistent with past practice;

                (c) the Company has not paid, discharged or satisfied any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Current Balance Sheet or trade payables incurred in the ordinary course of business since the date of the Current Balance Sheet and consistent with past practice;

                (d) the Company has not permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien of any kind, except Permitted Liens;

                (e) the Company has not written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

                (f) the Company has not cancelled any debts or waived any claims or rights of substantial value, waived any statute of limitation or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except sales of inventory in the ordinary course of business and consistent with past practice;

                (g) the Company has not licensed or disposed of or permitted to lapse any rights to the use of any the Company Intellectual Property;

                (h) the Company has not granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, other than in the ordinary course of business;

                (i) the Company has not made any capital expenditure or commitment therefor in excess of $20,000 individually or in the aggregate;

                (j) the Company has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or any Affiliate or associate of any of its officers, directors or shareholders;

                (k) the Company has not made any change in the accounting policies or practices of the Company (including, without limitation, its practices with respect to the accounting of inventory);

                (l) except with respect to this Agreement and the transactions contemplated hereby, the Company has not entered into any other material transaction, other than in the ordinary course of business;


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

                (m) the Company has not (i) issued any shares of its capital stock or any other securities (other than pursuant to the exercise, in the ordinary course, of options or warrants outstanding as at the date of the Current Balance Sheet), or issued any options or warrants or other securities or rights exercisable for or convertible into the Company's capital stock or other securities, (ii) made any redemption or other acquisition of any capital stock of the Company, or (iii) made any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of the Company;

                (n) there have been no losses or damage to any of the Company's assets due to fire or other casualty, whether or not insured, amounting to more than $20,000, in the aggregate; and

                (o) the Company has not agreed, whether in writing or otherwise, to do any of the foregoing.

         3.17   Intellectual Property.

                3.17.1 Section 3.17.1 of the Company Disclosure Schedule lists all United States and foreign (i) patent and patent applications, (ii) registered trademarks and trademark applications, (iii) registered copyrights and applications for copyright registration, (iv) mask work registrations and applications to register mask works, and (v) any other Intellectual Property that is the subject of an application to, or certificate or registration issued by, any state, government or other legal body or authority, in each case owned by the Company. To the knowledge of the Company, the registrations of the Company Intellectual Property listed on Section 3.17.1 of the Company Disclosure Schedule are valid and subsisting. All necessary registration and renewal fees in connection with the registration of the Company Intellectual Property listed on Section 3.17.1 have been paid to the relevant patent, copyright and trademark authorities, United States or foreign, for the purposes of maintaining such registrations. To the Company's knowledge, the Company has complied with all applicable disclosure requirements in connection with the application for and prosecution of any such Company Intellectual Property. Neither the Company nor any named inventor or assignee has committed any fraudulent act in the application for or maintenance of any patent, trademark or copyright of the Company. For the purposes hereof, the term "Company Intellectual Property" shall mean all Intellectual Property owned or licensed by the Company. Without limitation of the foregoing, the Company Intellectual Property shall be deemed to further include any drawings, documentation, schematics, manuals or other materials, whether in written, electronic, magnetic or other form that describe, disclose or otherwise set forth any of the Company Intellectual Property.

                3.17.2 The Company owns the Company Intellectual Property listed on Section 3.17.1 of the Company Disclosure Schedule, free and clear of any Liens. The Company owns, or has the binding and enforceable right to use or operate under, to the full extent used in the Business as currently conducted , all the Company Intellectual Property not listed on Section 3.17.1 of the Company Disclosure Schedule, free and clear of any Liens (other than solely as provided in any licenses relating to such the Company Intellectual Property). No Company Intellectual Property or product and/or technology of the Company is subject to any outstanding decree, order, judgment, stipulation, license or agreement restricting in any material manner the use or licensing thereof by the Company.

                3.17.3 To the knowledge of the Company, the operation of the Business as it currently is conducted, including its design, development, manufacture, use and sale of its products and/or technology, including products and/or technology currently under development, and provision of services, does not infringe or misappropriate the Intellectual Property of any other Person. To the knowledge of the Company, no officer, director, employee or consultant of the Company is infringing or misappropriating the Intellectual Property of any other Person in the course of performing his or her duties for the Company. Without limiting the first sentence of this Section 3.18.3, the Company has not received notice from any Person that the operation of the Business, including its design, development, manufacture and sale of its products and/or technology (including with respect to products and/or technology currently under development) and provision of services, infringes or misappropriates the Intellectual Property of any Person.

                3.17.4 To the knowledge of the Company, no Person is infringing or misappropriating any of the Company Intellectual Property.

                3.17.5 Neither the consummation of the Merger nor the change in control of the Company effected thereby will limit, impair or otherwise affect, in any adverse manner, any of the Company's right, title or interest in or to any of the Company Intellectual Property.

                3.17.6 The Company Intellectual Property includes all Intellectual Property necessary to conduct the Business as currently conducted.

                3.17.7 To the knowledge of the Company, no employee of the Company is personally subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company as currently operated. To the Company's knowledge, no third party has claimed that any person employed by the Company has violated or may be violating any of the terms or conditions of his past employment, noncompetition or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form provided to Purchaser. The Company has no knowledge that any of its employees are in violation of any such agreement.

         3.18   Product Warranties and Returns. Except as set forth in Section
3.19 of the Company Disclosure Schedule, the Company has not made any warranties or guarantees relating to its products that will be in effect as of the Closing Date, other than the standard written warranty offered with the Company's products, a copy of which has been provided to Purchaser. During the twelve (12) month period ended on the date of the Current Balance Sheet, the Company has received no material customer complaints pursuant to which the Company gave material credit or accepted a material product return.

         3.19 Litigation. None of the Company, or any officer or director of the Company (in their capacity as such), or any asset or property of the Company, is a party to any pending or, to the knowledge of the Company, threatened, action, suit, arbitration, mediation, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body or any arbitration, mediation or similar forum (collectively, "Litigation"). The Company is not subject to any decree, judgment, order, or, to the Company's knowledge, any law or regulation of any court or other governmental body which has had or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of any of the Company's assets or the Business or which would prevent the transactions contemplated by this Agreement.

         3.20   Personnel.

                3.20.1 Section 3.20.1 of the Company Disclosure Schedule lists:
(i) all contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which the Company is a party or it or its assets are subject as of the date of this Agreement; (ii) the names, current salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all the employees of the Company; and (iii) all group insurance programs in effect for employees of the Company. The Company is not in default with respect to any of the obligations so listed. The Company has delivered to the Purchaser true, complete and correct copies of all such written obligations and complete summaries of all such oral obligations. The Company has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups, nor is the Company currently engaged in any labor negotiations except in minor grievances not involving any employee organization or group, nor, to the knowledge of the Company, is the Company subject of any union organization. There is no pending or, to the Company's knowledge, threatened labor dispute, strike or work stoppage affecting the Business.

                3.20.2 Section 3.20.2 of the Company Disclosure Schedule lists
(i) all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, to which the Company contributes to or has any obligation to or liability for (collectively, the "Employee Plans"). Each Employee Plan may and provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current or terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability.

                3.20.3 None of the Employee Plans is a Defined Benefit Plan or a Multiemployer Plan and the Company has never (i) sponsored, maintained or contributed to, or been obligated to contribute to, a Defined Benefit Plan or
(ii) contributed to, or been obligated to contribute to, a Multiemployer Plan.

                3.20.4 The Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

                3.20.5 True, correct and complete copies of (i) all documents creating or evidencing any Employee Plan listed in Section 3.20.2 of the Company Disclosure Schedule, (ii) all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA), and (iii) the most recent favorable letters of determination from the Internal Revenue Service with respect to the Employee Plans that are intended to qualify under Section 401(a) of the Code have been delivered to the Purchaser.

                3.20.6 All expenses and liabilities relating to all of the Employee Plans described in Section 3.20.2 of the Company Disclosure Schedule have been, and will on the Closing Date be, fully and properly accrued on the Company's books and records and are disclosed on the Current Balance Sheet and such Employee Plans have no unfunded liabilities not reflected on the Current Balance Sheet.

                3.20.7 Without limiting any other representation or warranty of the Company set forth herein, the termination of the employment of any and all officers and employees of the Company prior to the date hereof was effected in material compliance with all applicable laws and the employment arrangements between the Company and such officers and employees and the Company has no liability or obligation (including, without limitation, any liability for severance payments), absolute or contingent, to any former officer or employee of the Company. No former officer or employee of the Company will, at the Closing, have any debt, liability or other obligation, absolute or contingent, owing to the Company.

         3.21 OSHA. The Company and the Business have at all times been in compliance with and have not violated any federal, state or local statutes, laws, regulations or rules relating to occupational health or safety, including, without limitation, the rules and regulations of the Occupational Safety and Health Administration ("OSHA"), the noncompliance with which has had or could reasonably be expected to have a material adverse effect on the business, operations results or financial condition of the Company. To the Company's knowledge, no investigation or claim has at any time been commenced or pending against the Company or the Business by OSHA or any similar state or local agency and, to the Company's knowledge, no valid basis exists for any such claim. To the Company's knowledge, no claim has at any time been made by any current or former employee of the Company relating to occupational health or safety.

         3.22 Taxes. All returns with respect to any Taxes ("Tax Returns") required to be filed prior to the date hereof with respect to the Company and the Business have been timely filed or appropriate extensions have been obtained, each such filed Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such filed Tax Returns are true and accurate in all material respects. The Company is not delinquent in the payment of any income, sales, use or other taxes, assessments, levies, fees or charges imposed by any governmental authority ("Taxes"). All Taxes due and payable by or with respect to the Company or the Business for the periods prior to the Closing Date have been or will be paid by the Company prior to the Closing or have been reserved for on the Current Balance Sheet. With respect to each taxable period of the Company, (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has no pending consent to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Company threatened against or with respect to Taxes; (v) there are no Liens for Taxes (other than for current taxes not yet due and payable) upon any of the Company's assets; and (vi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company for the past three years have been furnished or made available to Purchaser. The Company has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

         3.23 Insurance. The Company has obtained and maintains in full force and effect all insurance policies and bonds with respect to the Company and the Business adequate for the Business as presently conducted and in accordance with good business practices.

         3.24 Environmental Liability. Without limiting Section 3.10.1, at all times the Company has complied, in all material respects, with all applicable environmental and hazardous waste laws, orders, regulations, rules and ordinances adopted, imposed or promulgated by any governmental or regulatory entity having jurisdiction over any property owned, leased or occupied by the Company. The Company has not, and, to the knowledge of the Company, no other person or entity has, spilled, released or discharged any Hazardous Materials (as defined below) on, under or about any property owned, leased or occupied by the Company. No current use of any property owned, leased or occupied by the Company constitutes a public or private nuisance. Without limiting Section 3.10.2, all environmental licenses, permits, clearances, covenants and authorizations required for the Business have been obtained by the Company and are in full force and effect. Any handling, generation, transportation, storage, disposition, treatment or use of Hazardous Material by the Company has been in compliance with all applicable statutes, laws, regulations and orders. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the State of California, any other state or the United States Government. To the knowledge of the Company, no Hazardous Materials are present in the soil or groundwater at or under any property at any time owned, leased or occupied by the Company. No notification of release of Hazardous Materials pursuant to applicable law has been received by the Company as to any of such property. No wastes generated by the Company have ever been sent directly or, to the Company's knowledge, indirectly, to any site listed or formally proposed for listing federal or state list of hazardous substances sites requiring investigation or clean-up. The Company has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that they or it are or is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Materials. The Company has no knowledge of any fact or circumstance that could involve the Company or Purchaser in any environmental litigation or proceeding or impose any environmental liability upon the Company or Purchaser. Section
3.24 of the Company Disclosure Schedule contains a true and complete list of all environmental surveys, tests and reports performed by or on behalf of the Company or, to the Company's knowledge, Read-Rite with respect to the property owned or leased by the Company (including, without limitation, all soil and groundwater surveys, tests and reports).

         3.25   Products.

                3.25.1 Each of the products sold by the Company is, and at all times up to and including the sale thereof by the Company has been (a) in compliance in all material respects with all applicable federal, state, and local laws and regulations and (b) conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale, subject to returns, repairs, defects and allowances consistent with past practice.

                3.25.2 To the knowledge of the Company, there is no design defect materially adverse to the functionality of any of such products and, to the knowledge of the Company, each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice with respect to its contents and use.

                3.26 Representations Complete. There is no fact known to the Company that has not been disclosed to Purchaser in this Agreement that is reasonably likely to have a material adverse effect on the Company's business, operations or financial condition.


                                   ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF READ-RITE AND THE INVESTORS

         Each of Read-Rite and each Investor, severally and not jointly, represents and warrants, to Purchaser and Merger Subsidiary that the following facts and circumstances are true and correct (other than with respect to the matters set forth in Section 4.3 below, which representations and warranties shall be made solely by Read-Rite), as of the date of this Agreement.

         4.1 Ownership of Shares. Such Shareholder owns, beneficially and of record, the shares of Company Stock indicated adjacent to the such Shareholder's name on Section 3.3.1 of the Company Disclosure Schedule, free and clear of all Liens.

         4.2 Authority and Consents. The execution and performance of this Agreement and the other documents to be executed by such Shareholder pursuant to the terms hereof will not result in a violation of such Shareholder's corporate or partnership formation documents or other governing documents, and such Shareholder has full power and authority (corporate, partnership and otherwise) to enter into this Agreement and the other documents to be executed by such Shareholder pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents. This Agreement and the other documents to be executed by such Shareholder pursuant to the terms hereof and each of their execution and delivery have been duly authorized by all required corporate, company or partnership resolutions and other actions, and no further corporate, company, partnership or other action prior to the Closing shall be necessary on the part of such Shareholder to make this Agreement and the other documents to be executed by such Shareholder pursuant to the terms hereof and the transactions contemplated by this Agreement and such other documents valid and binding upon such Shareholder. This Agreement and the other documents to be executed by such Shareholder pursuant to the terms hereof do and will, when so executed, constitute legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

         4.3 Representations and Warranties of the Company. Read-Rite represents and warrants to Purchaser and Merger Subsidiary that, to the actual knowledge of each of the Read-Rite employees who are members of the Scion Board of Directors and the person listed on Section 3.0 of the Company Disclosure Schedule, none of the representations and warranties of the Company set forth in
Article 3 of this Agreement is false or untrue in any material respect.


                                   ARTICLE 5
        REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUBSIDIARY

         Purchaser and Merger Subsidiary hereby, jointly and severally, represent and warrant to the Company, Read-Rite and each Investor that the following facts and circumstances are true and correct:

         5.1 Authorization; Etc. Each of Purchaser and Merger Subsidiary: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of Purchaser. Each of Purchaser and Merger Subsidiary has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents contemplated hereby and to carry out the transactions contemplated hereby and thereby. Each of Purchaser and Merger Subsidiary has taken all required action by law to authorize the execution and delivery of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, and this Agreement and the other documents contemplated hereby is valid and binding obligations of Purchaser and Merger Subsidiary, as applicable, enforceable against it in accordance with its terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity.

         5.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of Purchaser or Merger Subsidiary or violate, or be in conflict with, or constitute a default under or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Purchaser or Merger Subsidiary is a party or by which Purchaser or Merger Subsidiary is bound, or violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority.

         5.3 Consents and Approvals. Except for the filing of the Merger Documents, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other Person is required in connection with the execution, delivery and performance of this Agreement or the other documents contemplated hereby by Purchaser or Merger Subsidiary and the consummation of the transactions contemplated hereby or thereby.


                                   ARTICLE 6
                                   COVENANTS

         6.1 Company Performance. Each of Read-Rite and each of the Investors shall use its commercially reasonable efforts to cause the Company to perform all of its obligations under this Agreement, including using its commercially reasonable efforts to cause the Company's Board of Directors (a) to adopt and approve any and all resolutions necessary to cause the Company to perform its obligations hereunder, and (b) to refrain from taking any action to delay, hinder or oppose the Merger or the performance by the Company of its obligations hereunder.

         6.2 Shareholder Approval. As promptly as practicable after the execution of this Agreement and at such time as is permitted by applicable law, the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by the DGCL and its Certificate of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's shareholders shall be subject to review and approval by Purchaser and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

         6.3 Amendment to Lease. Prior to the Closing, Read-Rite shall use its best efforts to cause the lease for the property located at 345 Los Coches Street to be restructured as a sublease to the Company for the portion of the property currently occupies by the Company in a manner reasonably satisfactory to Read-Rite and Purchaser.

         6.4 Operational Covenants. 6.4.1 Access. Until the Closing, the Company shall give Purchaser, its attorneys, accountants and other authorized representatives reasonable access to its offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the Company and persons employed by or doing business with the Company.

                6.4.2 Insurance. Until the Closing, the Company shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

                6.4.3 Compliance with Laws. Until the Closing, the Company shall conduct its business in material compliance with all applicable laws, rules, regulations and orders.

                6.4.4 Keeping of Books and Records. Until the Closing, the Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                6.4.5 Actions Prior to Closing. The Company shall conduct its business pending the Closing only in the ordinary and usual course of business consistent with past practice. Without limiting the foregoing, except as expressly contemplated by this Agreement or as consented to in writing by Purchaser, which consent shall not be unreasonably withheld or delayed, during the period from the date of this Agreement to the Closing Date, the Company shall not take any actions or permit to occur any transactions, circumstances or events, which, if taken or permitted to occur prior to the date of this Agreement, would constitute a breach of any of the Company's representations and warranties in Article 3 (including, without limitation, Section 3.16) of this Agreement.

                6.4.6 Notice of Changes. Until the Closing, the Company shall notify Purchaser of any material change in the business of the Company as soon as it becomes apparent to the Company that any such change has occurred or is reasonably likely to occur.

                6.4.7 Preservation of Business. Until the Closing, the Company will use its reasonable best efforts to preserve its business organization intact, and to preserve its goodwill. Without limiting the generality of the foregoing, the Company will timely perform all material obligations required of the Company under the contracts and permits listed on the Schedules to this Agreement.

                6.4.8 Litigation. Until the Closing, the Company will promptly notify Purchaser of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by the Company, or against any employee, consultant or director of the Company.

                6.4.9 Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date, (i) the Company will conduct its business in a manner such that the representations and warranties contained herein shall continue to be true and correct at all times pending the Closing (including, without limitation, the representations and warranties set forth in Section 3.14 hereof) as if made on and as of such times, and (ii) the Company will advise Purchaser promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representation or warranty of the Company to become untrue. No such notice shall modify, limit or impair, in any manner, (a) any representation or warranty of the Company or Read-Rite made hereunder or in connection herewith, or (b) any rights or remedies of Purchaser with respect to the breach thereof.

         6.5 No Negotiations. Except as specifically agreed by Purchaser with respect to the divestiture of Optical Systems Corporation,, until the termination of this Agreement in accordance with its terms, neither the Company, Read-Rite any Investor or any of their respective shareholders, officers, directors, employees, affiliates, advisors, agents or investment bankers shall, directly or indirectly, initiate discussions with, engage in negotiations with, enter into any agreement with, or provide any information to, any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of the Company or a material portion of its business, assets, or capital stock to any person or entity other than Purchaser. The Company shall immediately notify Purchaser of any solicitation or inquiry made by any third party with respect to any such sale.

         6.6 Consent of Read-Rite and the Investors. By their execution of this Agreement, each of Read-Rite and each of the Investors hereby (a) consents to the Merger, and (b) agrees to execute any and all documents and to take any and all actions reasonably required, under the DGCL or otherwise, to approve the Merger and the other transactions contemplated hereby, as stockholders of the Company.

         6.7 Prompt Closing. All parties hereto shall use their commercially reasonable efforts to complete the Merger and the other transactions contemplated hereunder as promptly as possible, subject to the terms and conditions hereof.

         6.8 Promissory Notes. At the Effective Time, Purchaser shall forgive all of the accrued and unpaid interest due under all promissory notes issued in favor of the Company in connection with the exercise of options to purchase Class A Common.

         6.9 Series A-1 Warrants. The Investors and the Company hereby agree to cause, as of the Effective Time, all issued and outstanding warrants to purchase shares of Series A-1 Preferred to be terminated and of no further force or effect, without further liability or obligation of the Company.

         6.10 Investor Rights and Shareholders Agreements. The Company, Read-Rite, Purchaser and the Investors hereby agree that, as of the Effective Time, that certain (a) Amended and Restated Investors Rights Agreement dated January 4, 2002, among the Company, Purchaser, Read-Rite and the Investors, and
(b) Amended and Restated Stockholder Agreement dated January 4, 2002, among the foregoing parties, in each case, shall be terminated and of no further force or effect, without further liability or obligation of the Company.

         6.11 Employees. Prior to and effective upon the Closing, Purchaser shall offer continued employment to each of the Company's employees, with salary and benefits that are, in the aggregate, no less favorable than those currently provided to each such employee by the Company. Purchaser shall not affirmatively discourage any employees of the Company from remaining employed by the Company at the Closing such that the condition in Section 7.11.1 would fail to be satisfied.

                                   ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1 Conditions to Purchaser's Obligation to Close. Purchaser's obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of the following conditions, each of which conditions may be waived in writing by Purchaser:

                7.1.1 Instruments. The Company, Read-Rite and the Investors, as applicable, shall have executed and delivered to Purchaser the Merger Certificate, and any and all other documents reasonably required by Purchaser to effect the transactions contemplated hereby.

                7.1.2 Representations and Warranties True. The representations and warranties of the Company, Read-Rite and the Investors contained in this Agreement shall be true in all material respects at the Closing as though made at such time, provided that any such representations and warranties that are qualified by the term "material" or otherwise qualified as to materiality shall be true at the Closing in accordance with the terms thereof.

                7.1.3 Performance of Covenants. The Company, Read-Rite and the Investors shall have performed, in all material respects, all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                7.1.4 Shareholder Approval. The Merger shall have been approved by the Shareholders as required by the DGCL.

                7.1.5 Certificates. The Company shall have delivered to Purchaser a certificate executed by its chief executive officer certifying as to the Company's satisfaction of the conditions set forth in Sections 7.1.2, 7.1.3 and 7.1.4 above and 7.1.8 below. Read-Rite shall have delivered a certificate executed by an executive officer certifying as to Read-Rite's satisfaction of the condition set forth in Section 7.1.2.

                7.1.6 Consents. All consents or approvals required for the consummation of the transactions contemplated hereby, including any required consents of the parties to any contract to which the Company is a party, shall have been obtained.

                7.1.7 Opinion. The Company shall have delivered to Purchaser an opinion of its counsel in form and content reasonably acceptable to Purchaser.

                7.1.8 No Material Adverse Change. There shall not have occurred any material adverse change between the date hereof and the Closing Date in the business, operations or financial condition of the Company.

                7.1.9 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order with respect to this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the business, operations or finances of the Company. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including, without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, directly affecting the Company, Read-Rite or any Investor shall be pending, and neither the Company nor any of Read-Rite or any Investor shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

                7.1.10 Good Standing Certificates. The Company shall have delivered to Purchaser certificates of good standing from the Secretaries of the State of Delaware and all other States in which the Company is qualified to do business dated no earlier than five (5) business days prior to the Closing Date.

                7.1.11 Employee Notices. None of the Employees, or applicable percentages thereof, as the case may be, identified on Schedule 7.1.11 attached hereto shall have (a) terminated his or her employment by the Company or (b) notified the Company or otherwise indicated that he or she intends to so terminate such employment at any time after the Closing.

         7.2 Conditions to the Company's Obligations at the Closing. The Company's obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of the following conditions, each of which conditions may be waived in writing by the Company:

                7.2.1 Representations and Warranties True. The representations and warranties of Purchaser and Merger Subsidiary contained in this Agreement shall be true in all material respects at the Closing as though made at such time, provided that any such representations and warranties that are qualified by the term "material" or otherwise qualified as to materiality shall be true at the Closing in accordance with the terms thereof.

                7.2.2 Performance of Covenants. Purchaser and Merger Subsidiary shall have performed, in all material respects, all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                7.2.3 Certificate. Purchaser shall have delivered to the Company a certificate executed by an officer of Purchaser certifying as to Purchaser's and Merger Subsidiary's satisfaction of the conditions set forth in Sections
7.2.1 and 7.2.2.

                7.2.4 Shareholder Approval. The Merger shall have been approved by the Shareholders as required by the DGCL.

                7.2.5 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending before any court or governmental body to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order with respect to this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE 8
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         8.1 Survival. The representations and warranties of the Company, Read-Rite and the Investors contained in this Agreement or in any document, certificate or schedule or instrument contemplated hereby or delivered pursuant hereto shall survive for a period of one (1) year after the Closing Date (the "Expiration Date"), provided that the representations and warranties set forth in Sections 3.3 and 4.1 shall survive forever, and the representations and warranties set forth in Sections 3.19, 3.20 (other than subsections 3.20.1 and 3.20.7), 3.22 and 3.24 shall survive until the expiration of the applicable statute of limitations. The representations and warranties of Purchaser and Merger Subsidiary contained in this Agreement or in any document, certificate or instrument contemplated hereby or delivered pursuant hereto shall survive the Closing Date.

         8.2    The Company's, Read-Rite's and the Investors' Indemnities.

                8.2.1 The Company and Read-Rite shall, jointly and severally, indemnify, defend, protect and hold harmless Purchaser (and Purchaser's Subsidiaries (including, without limitation, the Company after the Closing) and Affiliates and their respective officers, directors, shareholders, employees and agents) from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("Purchaser Damages"), which arise out of or are due to: (i) the breach of any representation or warranty made by the Company under Article 3 of this Agreement or the certificate delivered by the Company under Section 7.1.5; or (ii) the breach of any covenant prior to the Closing made by the Company pursuant to this Agreement. Notwithstanding the foregoing, Read-Rite shall have no indemnification obligations under this Section 8.2.1 prior to the Effective Time; provided, that the foregoing shall not limit any party's rights or remedies, at law or in equity, if the Effective Time does not occur or this Agreement is terminated prior to the Effective Time, for any reason.

                8.2.2 Each of Read-Rite and each Investor shall, severally but not jointly, indemnify, defend, protect and hold harmless Purchaser (and Purchaser's Subsidiaries and Affiliates and their respective officers, directors, shareholders, employees and agents) from and against any and all Purchaser's Damages which arise out of or are due to: (i) the breach of any representation or warranty made by such Shareholder (and only such Shareholder) in Article 4 of this Agreement, or, with respect to Read-Rite, in the certificate delivered by Read-Rite to Purchaser pursuant to Section 7.1.5 of this Agreement; or (ii) the breach of any covenant made by such Shareholder (and only such Shareholder) pursuant to this Agreement.

         8.3 Purchaser's Indemnity. Purchaser and Merger Subsidiary shall, jointly and severally, indemnify, defend, protect and hold harmless the Company and each Shareholder (and their respective Affiliates, officers, directors, shareholders, employees and agents) from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys', consultants' and witness fees incurred in connection therewith ("the Company's Damages"; and when used together with or in the alternative to Purchaser Damages, "Damages"), which arise out of or are due to: (i) the breach by Purchaser or Merger Subsidiary of any representation or warranty made by Purchaser or Merger Subsidiary pursuant to this Agreement; or (ii) the breach of any covenant made by Purchaser or Merger Subsidiary pursuant to this Agreement.

         8.4    Indemnity Procedures.

                8.4.1 Claim and Dispute Procedures.

                (a) In the event that at any time or from time to time after the Closing Date a person or entity entitled to indemnification pursuant to Section
8.2 or Section 8.3 (any such person or entity, an "Indemnitee") shall sustain Damages against which such Indemnitee is indemnified under this Agreement, such Indemnitee shall promptly provide written notice (a "Claim Notice") to each party required to provide such indemnification (each such party, the "Indemnitor") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim for indemnification; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third party as to which indemnification will be sought shall be given promptly after the Indemnitee receives written notice of the commencement of such action or suit, but the failure so to notify the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee, except to the extent the Indemnitor demonstrates that the defense of such action is or has been prejudiced thereby.

                (b) If applicable, the Indemnitor shall have thirty days after the receipt of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnitee in immediately available funds or (ii) provide such Indemnitee with notice that it disagrees with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within fifteen days after the giving of the Dispute Notice, a representative of Indemnitor and such Indemnitee shall negotiate in a bona fide attempt to resolve the matter. In the event that the controversy is not resolved within thirty days of the giving of the Dispute Notice, the controversy shall be resolved by a single arbitrator pursuant to binding arbitration in San Francisco County, California, pursuant to the rules and procedures of the Judicial Arbitration and Mediation Services ("JAMS"), San Francisco, California.

                8.4.2 Third Party Claims. In case any proceeding shall be brought against an Indemnitee and it shall give notice to the Indemnitor of the commencement thereof in accordance with Section 8.4.1(a) above, the Indemnitor shall be entitled to participate therein and, to the extent that it shall wish (unless the Indemnitor is also a party to such proceeding and the Indemnitee determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel which is reasonably satisfactory to such Indemnitee and, after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, the Indemnitor shall not be liable to such Indemnitee under such Section for any fees of such counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such Indemnitee in connection with the defense thereof. If an Indemnitor assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's reasonable consent unless (i) there is no finding or admission of any violation by the Indemnitee of law or any violation by the Indemnitee of the rights of any person or entity and no effect on any other claims that may be made by the Indemnitee against the Indemnitee, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (b) the Indemnitor shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnitor of the commencement of any proceeding and it does not, within twenty (20) business days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemenitee; provided, however, that any such determination, compromise or settlement is made or taken in good faith, based upon the relevant facts and circumstances. Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates, other than as a result of monetary damages, such Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise or settle such proceeding, but the Indemnitor shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld.

         8.5 Exclusive Remedy. Subject to Section 8.6.4, conditioned upon the occurrence of, and from and after, the Effective Time, the indemnification obligations under this Agreement shall be the exclusive and sole remedy available to the parties and shall be in lieu of any other remedies or rights available to the parties, at law or in equity, with respect to any claims, disputes, conflicts, damages or otherwise arising out of or related to this Agreement and the Merger contemplated hereby. Nothing in this Section 8.5 or elsewhere in this Agreement shall limit any party's rights or remedies, at law or in equity, if the Effective Time does not occur or this Agreement is terminated prior to the Effective Time, for any reason.

         8.6    Limitations on Indemnification.

                8.6.1 Except as set forth in Section 8.6.4, no indemnification shall be payable pursuant to Section 8.2 or Section 8.3 after the Expiration Date, except with respect to (i) claims made prior to the Expiration Date, but not resolved by the Expiration Date and (ii) claims not subject to the Expiration Date.

                8.6.2 Except as set forth in the next sentence and Section 8.6.4, Purchaser and its Affiliates shall not be entitled to recover Purchaser Damages hereunder unless and until the aggregate Purchaser Damages exceed $250,000 (the "Threshold Amount"), whereupon Purchaser shall be entitled to recovery of all Purchaser Damages suffered or incurred by Purchaser and its affiliates, including, without limitation, all such Purchaser Damages below the Threshold Amount.

                8.6.3 Except as set forth in Section 8.6.4, (a) the aggregate liability of the Company and Read-Rite for Purchaser Damages under Section 8.2.1 shall not exceed

$10,000,000, and (b) neither Read-Rite nor any Investor shall have any liability for Purchaser Damages under Section 8.2.2 in excess of the portion of the Consideration received by such Shareholder.

                8.6.4 Nothing in this Article 8 or elsewhere in this Agreement shall limit, in any manner (whether by time, amount, procedure or otherwise), any party's liability or responsibility, at law or in equity, due to or arising from any intentional misrepresentation or fraud by such party. For the avoidance of doubt, no party shall have any liability or responsibility for the fraud or intentional misrepresentation of any other party.

         8.7 Application of Retained Consideration. From and after the Effective Time, without limiting Read-Rite's liability for any Purchaser Damages (or Purchaser's recourse therefore) for which Read-Rite is responsible under
Section 8.2.1 or Section 8.2.2, Purchaser may apply all or any portion of the Retained Consideration in satisfaction of such Purchaser Damages. Purchaser and Read-Rite agree that, as and when claims for such Purchaser Damages are resolved in accordance with Section 8.4 above, such Purchaser Damages shall be satisfied first from the Retained Consideration, if and to the extent the Retained Consideration (or any portion thereof) continues to be (a) held by Purchaser in accordance with the next sentence, and (b) not applied to other indemnification obligations for Purchaser Damages. One (1) year after the Closing Date, Purchaser shall pay to Read-Rite the Retained Consideration minus any portion thereof then reasonably estimated by Purchaser to satisfy any then-outstanding claims for Purchaser Damages. Any Retained Consideration retained by Purchaser more than one (1) year after the Closing date (in accordance with the preceding sentence), and not ultimately applied in satisfaction of Purchaser Damages shall be promptly paid to Read-Rite.


                                   ARTICLE 9
                                  TERMINATION

         9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                9.1.1 By mutual written consent duly authorized by the Boards of Directors of Purchaser and the Company.

                9.1.2 By Purchaser or the Company if

                (a) there shall be a final nonappealable order of a federal or state court in effect that would prevent consummation of the Merger;

                (b) the Closing has not occurred on or prior to April 29, 2002, for any reason other than the breach of any provision of this Agreement by (i) the Purchaser, in the event of a termination by the Purchaser, or (ii) the Company, Read-Rite or any Investor, in the event of a termination by the Company; or

                (c) in the case of a termination by Purchaser, the Company, Read-Rite or any Investor breaches any of its representations, warranties or covenants set forth herein and such breach is not promptly cured, and, in the case of a termination by the Company, Purchaser breaches any of its representations, warranties or covenants set forth herein and such breach is not promptly cured.

If any party shall elect to terminate this Agreement pursuant to this Section
9.1 (other than paragraph (a) hereof), written notice of such event shall forthwith be given by the terminating party to the other parties to this Agreement, whereupon this Agreement shall terminate.

         9.2    Effect of Termination.

                9.2.1 In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement, except for the provisions of Articles 8, 9 and 10 shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section
9.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

                9.2.2 In the event of termination of this Agreement by the Company pursuant to Section 9.1.2(c), but for no other reason, at the Company's option, all principal and interest outstanding under the Loan (as defined in that certain Loan Agreement dated as of April 10, 2002, between the Company and the Purchaser), shall be converted into shares of Series B Preferred, at the conversion rate of $0.25 per share. The Purchaser shall have all rights with respect to such shares (including, without limitation, registration rights) as it currently holds with respect to its current shares of Series B Preferred. Without limiting the foregoing, the Company, Read-Rite and each Investor hereby acknowledge and agree that any and all shares of Common Stock issuable upon conversion of the shares of Series B Preferred contemplated hereby shall be deemed "Registrable Securities" (as defined in that certain Amended and Restated Investor Rights Agreement dated as of January 4, 2002 by and among the Company, Purchaser, the Investors and Read-Rite). Each party shall execute and deliver any and all documents and take such other actions as the other party shall reasonably require to consummate the conversion contemplated hereby.


                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Announcements. All parties will consult with each other and will mutually agree upon any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any press release or make any public statement prior to such consultation and agreement.

         10.2 Confidentiality. Each of the Parties agrees that it shall exercise, and shall cause their respective Representatives and their respective Affiliates to exercise, the same degree of care to prevent disclosure of Information (as hereinafter defined) received by or disclosed to such Party pursuant to this Agreement as it takes to preserve and safeguard its own confidential information, data, technology or know-how but, in any event, no less than a reasonable degree of care. As used herein, "Information" means all documents and information concerning any other

Party and the Affiliates thereof furnished to a Party, its Affiliates or Representatives (in any case, a "Recipient" by such other Party or its Representatives (in any case, the "Disclosing Party") in connection with the transactions contemplated by this Agreement. Each Recipient shall not use any of such Information except as permitted by this Agreement or release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If this Agreement shall be terminated pursuant to Article 9 any documentary Information (including all copies thereof) shall be returned to the Disclosing Party promptly at its request. In any event, Information shall be safeguarded by the Recipient for not less than five (5) years from the date hereof. The restrictions of this Article 10 shall not apply to any Information received by a Recipient (a) which such Recipient already possessed at the time of receipt as shown by written records; (b) which was at the time of receipt or subsequently becomes, publicly available though no fault of such Recipient or any of its Affiliates or Representatives; (c) which such Recipient rightfully received from a third party which the Recipient neither knows nor has reason to know is prohibited from disclosing such information by a contractual, legal or fiduciary obligation; (d) which is furnished by the Disclosing Party to a third party without a similar restriction of the third party's rights; or (e) which is as required to be disclosed pursuant to Law; provided that, if practicable, the Recipient shall notify the Disclosing Party prior to disclosing any Information pursuant to this clause (e) and shall cooperate with the Disclosing Party in making reasonable efforts to resist such disclosure, if the Disclosing Party so requestsIn the event of a breach of any of the obligations stated above in this
Article 10, the Disclosing Party may proceed against the breaching Recipient in Law or in equity for such damages or other relief as a court may deem appropriate. Nothing herein contained shall be construed as prohibiting the Disclosing Party from pursuing, in addition, any other remedy for such breach or threatened breach.

         10.3 Finders and Brokers. Each party hereby represents and warrants to the others that neither it nor its representatives have taken, nor will they take, any action that would cause the other parties hereto to have any obligation or liability to any person for or made any arrangements for the payment of any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each party shall indemnify and hold harmless the others from any claim that is asserted by any person for a finder's fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

         10.4 Amendment. Subject to applicable law, this Agreement may only be amended or supplemented by written agreement of the parties hereto.

         10.5 Waiver of Compliance. Any failure of the Company, Read-Rite or any of the Investors, on the one hand, or Purchaser, on the other, to comply with any provision of this Agreement may be expressly waived in writing by (a) Purchaser or (b) the Company, Read-Rite and the Investors, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

         10.6 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated, and Read-Rite and the Investors shall pay (on a pro rata basis) all such third-party fees and expenses incurred by the Company, provided that the Company shall be responsible for and shall pay the fees and expenses of Latham & Watkins incurred in connection with the transactions contemplated hereby, up to a maximum amount equal to $100,000.

         10.7 Representations and Warranties. The respective representations and warranties of each party contained herein shall not be deemed waived or otherwise affected by any investigation made by or on behalf of the other party.

         10.8 Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given (i) upon delivery, if delivered in person, (ii) five (5) business days after mailing if sent registered mail, return receipt requested, or (iii) the next business day after sending, if sent by commercial overnight courier (unless returned undelivered or the courier reports a later delivery) and addressed as follows:

                           To the Company, Read-Rite and the Investors at:

                           Scion Photonics, Inc.
                           345 Los Coches Street
                           Milpitas, California  95035
                           Fax:  (408) 935-1803
                           Attention:  Jy Bhardwaj

                           Read-Rite Corporation
                           44100 Osgood Road
                           Fremont, California  94539
                           Fax:  (510) 683-7390
                           Attention:  Andrew Holcomb

                           Tyco Sigma VenturesLimited
                           The Zurich Center, 2nd Floor
                           90 Pitts Bay Road
                           Pembroke HM 08, Bermuda
                           Fax:  (441) 295-9647
                           Attention:  Glen Miskiewicz

                           Tyco International Finance Alpha GmbH
                           Schwertstrasse 9, CH-8200
                           Schaffhausen, Switzerland
                           Fax:  41 (52) 633-0259

                           Attention:  Werner Steiner

                           Integral Capital Partners
                           2750 Sand Hill Road
                           Menlo Park, California 94025
                           Fax:  (650) 233-0366
                           Attention:  John Powell and Pam Hagenah

                           with copies to:

                           Latham & Watkins
                           135 Commonwealth Drive
                           Menlo Park, California 94025
                           Fax:  (650) 463-2600
                           Attention:  Ora Fisher

                           Wilson Sonsini Goodrich & Rosati
                           One Market
                           Spear Street Tower
                           Suite 3300
                           San Francisco, California 94105
                           Fax:  (415) 947-2099
                           Attention:  Brian Erb

                           Milbank, Tweed, Hadley & McCloy
                           601 South Figueroa Street
                           30th Floor
                           Los Angeles, California 90017
                           Fax:  (213) 629-5063
                           Attention:  Neil Wertlieb

                           Tyco International (US) Inc.
                           313 Constitution Drive, Suite 100
                           Menlo Park, California  94025
                           Fax:  (650) 361-7665
                           Attention:  Richard A. Kashnow


                           To Purchaser or Merger Subsidiary at:

                           JDS Uniphase Corporation
                           1768 Automation Parkway
                           San Jose, CA  95131
                           Fax:  (408) 546-4350
                           Attn: Michael C. Phillips
                           -----------------------------------------------------

         Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

         10.9 Assignment; Successors and Assigns. Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

         10.10 Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

         10.11 Jurisdiction. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement (or any of the agreements or documents executed in connection herewith) or any judgment entered by any court in respect thereof shall be brought in the courts of the County of San Francisco, State of California or in the U.S. District Court for the Northern District of California and the parties hereto hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the parties hereto each hereby irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement (or any of the agreements or documents executed in connection herewith) or any judgment entered in respect thereof brought in any court located in the County of San Francisco, State of California or the U.S. District Court for the Northern District of California, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

         10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.13 Headings. The headings of the Sections and Articles of this Agreement and Table of Contents are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

         10.14 Entire Agreement. The parties intend that the terms of this Agreement, including the Disclosure Schedule and other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

         10.15 The Company Disclosure Schedule. The Company Disclosure Schedule shall be divided into sections corresponding to the sections of this Agreement. Disclosure in any section of the Company Disclosure Schedule shall only constitute disclosure for purposes of the corresponding section of the Agreement and not for any other purpose, unless it is reasonably apparent on the face of the disclosure that it is applicable to another section of the Agreement.

         10.16 Performance by Merger Subsidiary. Purchaser shall cause Merger Subsidiary to perform all of its covenants and obligations hereunder.

         10.17 Severability. If any provision of this Agreement, or the application thereof to any Person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places, and circumstances shall remain in full force and effect.

         10.18 Rules of Construction. The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

         10.19 Additional Documents. Each of the parties agree, without further consideration, to execute and deliver such other documents and take such further action as may be reasonably required to effectuate the provisions of this Agreement.

         10.20 Exhibits. All Exhibits attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

         10.21  Certain Definitions.

         "Affiliate" or "Associate" shall have the meaning assigned thereto in
          ---------      ---------
Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

         "Defined Benefit Plan" shall mean an Employee Plan that is subject to
          --------------------
Title IV of ERISA.

         "Intellectual Property" shall mean all patents, patent applications,
          ---------------------
software, trademarks, trademark applications, service marks, service mark applications, trade and other marks and names (either registered, common law or registration applied for), copyrights, copyright applications, mask works, inventions, trade secrets, proprietary information, know-how, processes, manufacturing or marketing procedures, recipes, formulae, drawings, schematics and patterns, and all documentation and other media relating to the foregoing.

         "Multiemployer Plan" shall have the meaning ascribed to such term in
          ------------------
Section 3(37) of ERISA.

         "Person" shall include any individual, partnership, limited liability
          ------
company, joint venture, corporation, trust, unincorporated organization, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary, or other capacity.

         "Subsidiary" meaning any partnership, joint venture, corporation,
          ----------
trust, limited liability company or other entity in which the specified Person holds, directly or indirectly, any equity interest.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first written above.

THE COMPANY:

Scion Photonics, Inc.

By
  ----------------------------------------------
Title
     -------------------------------------------


READ-RITE

Read-Rite Corporation

By :
   ---------------------------------------------
Title:
     -------------------------------------------


INVESTORS:

Tyco International Finance Alpha GmbH

By :
   ---------------------------------------------
Title:
     -------------------------------------------


Tyco Sigma Limited

By :
   ---------------------------------------------
Title:
     -------------------------------------------


Integral Capital Partners V, L.P.

By:     Integral Capital Management V, LLC,
        General Partner

        By :
           --------------------------------------
        Title:
              -----------------------------------

Integral Capital Partners V Side Fund, L.P.


By:  ICP Management V, LLC

     By :
        --------------------------------------
     Title:
           -----------------------------------


Integral Capital Partners V SLP Side Fund, LLC

By:  ICP Management V, LLC

     By :
        --------------------------------------
     Title:
           -----------------------------------



                     [Signatures Continue on the Next Page]

PURCHASER:



JDS Uniphase Corporation



By:
   ----------------------------
     Michael C. Phillips
     Senior Vice President





MERGER SUBSIDIARY:

JDSU Acquisition Four, Inc.

By:
   ----------------------------
     Michael C. Phillips
     President

                         LIST OF SCHEDULES AND EXHIBITS

             Schedule                   Name
             --------                   ----
             Schedule 2.1.3             Consideration Allocation

             Schedule 3                 Company Disclosure Schedule

             Schedule 7.1.11            Employees



             Exhibit                    Name
             -------                    ----

                                 Schedule 2.1.3

                           Allocation of Consideration